Exhibit 23

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Florida Public Utilities Company

West Palm Beach Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.333- 63532) and on Form S-8 (No. 333-63942), Form S-8 (No. 333-125551) Form S-8 (No. 333-124554) of Florida Public Utilities Company of our report dated March 25, 2008, relating to the consolidated financial statements, which appear in this Form 10-K.

BDO Seidman, LLP

West Palm Beach, Florida

March 25, 2008